Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Pierre Mulacek and Reginald Denny, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Arkanova Energy Corporation for the year ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Arkanova Energy Corporation.

Dated: January 12, 2011

/s/ Pierre Mulacek
Pierre Mulacek
President, Chief Executive Officer, Secretary,
Treasurer and Director
(Principal Executive Officer)

/s/Reginald Denny
Reginald Denny
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting
Officer)